UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 8, 2021

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11

Bermuda
(Address of principal registered offices, including zip code)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 8, 2021, Alpha and Omega Semiconductor Limited (the “Company”) announced that the Board of Directors of the Company, upon recommendation by the Nominating and Corporate Governance Committee, intends to nominate Hanqing (Helen) Li and So-Yeon Jeong as directors to be elected at the Company’s next annual general meeting of shareholders, which is expected to be held in November 2021.

Ms. Li has been a Managing Director and Head of China Investment Banking of Needham & Company, LLC, a full-service investment banking and asset management firm, since 2011. Prior to joining Needham & Company, from 2010 to 2011, Ms. Li served as Strategic Sales Manager of TDK/Invensense, a leading provider of MEMS-based motion sensors. From October 2006 to 2008, Ms. Li served as the Senior Design Engineer of Marvell Technology Group, a global supplier of infrastructure semiconductor solutions designed to process, move, store and secure data. From 2002 to October 2006, Ms. Li served as Design Engineer for Micron Technology, the largest memory device and solution provider in the United States.  Ms. Li received her M.B.A. from the MIT Sloan School of Management, MSEE from the University of Southern California, and B.A. from Tsinghua University.

Ms. Jeong has been the Head of Investor Relations at Magnachip Semiconductor Corporation based in Seoul, Korea, a designer and manufacturer of analog and mixed-signal semiconductor platform solutions, since April 2020.  From 2011 to August 2020, she served as Consultant, Investor Relation for the Company.  From 2007 to 2008, Ms. Jeong served as the Vice President of Investor Relations and Marketing Communications of Photon Dynamics, Inc. (acquired by Orbotech, now a KLA company), a global supplier of array test and repair equipment for LCD flat panel display manufacturers. From 2004 to 2007, Ms. Jeong served as the Director of Investor and Board Relations of Nextest Systems Corp. (acquired by Teradyne), a leading manufacturer of automatic test equipment for semiconductor IC manufacturers.  Ms. Jeong received her M.B.A. from Fuqua School of Business, Duke University and B.A. from Ewha University, Seoul, Korea.

On June 8, 2021, the Company issued a press release regarding the proposed nomination of Ms. Li and Ms. Jeong, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1            Press Release dated June 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2021

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary